Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with Quarterly Report of Trio Resource, Inc. (the “Company”), for the three months ended March 31, 2015, I, J. Duncan Reid, Principal Executive Officer of the Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-Q for the three months ended March 31, 2015 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Quarterly Report on Form 10-Q for the three months ended March 31, 2015 fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 2, 2015	TRIO RESOURCES, INC.

	By:	/s/ J. Duncan Reid
J. Duncan Reid
Principal Executive Officer